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                                                                    EXHIBIT 3.30

                            CERTIFICATE OF FORMATION

                                       OF

                        IMCO RECYCLING OF MICHIGAN L.L.C.

         This Certificate of Formation of IMCO Recycling of Michigan LLC. (the "LLC") is being duly executed and filed by David H. Oden, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C, Section 18-101, et seq).

         FIRST. The name of the limited liability company formed hereby is IMCO Recycling of Michigan L.L.C.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the L.L.C. in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 19,1995.

                                              /s/ David H. Oden
                                              ----------------------------------
                                              David H. Oden
                                              Authorized Person

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                            CERTIFICATE OF AMENDMENT

                                       OF

                        IMCO RECYCLING OF MICHIGAN L.L.C.

         IMCO Recycling Inc., the managing Member of IMCO Recycling of Michigan L.L.C. (the "Company"), a Delaware corporation, on the 24th day of February, 1998, does hereby resolve and order that the location of the registered Office of the Company within this State be, and the same hereby is, 30 Old Rudnick Lane, Suite 100, Dover, County of Kent, Zip Code 19901.

         The managing Member does hereby further resolve that the name of the Registered Agent therein and in charge thereof upon whom process against the Company may be served, is LEXIS Document Services Inc., a Delaware corporation, and the undersigned does hereby certify that the foregoing is a true copy of resolutions adopted by the managing Member at a meeting held as herein stated.

         IN WITNESS WHEREOF, the managing Member of the Company has caused this Certificate to be signed by its Vice President and attested by its Secretary, this 24th day of February, 1998.

                                              IMCO Recycling of Michigan L.L.C.

                                              By: IMCO Recycling Inc., Managing
                                              Member, Authorized Person

                                              By: /s/ James B. Walburg
                                                  ------------------------------
                                              Name:  James B. Walburg
                                              Title: Vice President

ATTEST: /s/ Robert R. Holian
        --------------------
        Name:  Robert R. Holian
        Title: Secretary